As filed with the Securities and Exchange Commission on July 10, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rackable Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0047154
(State of Incorporation)	(I.R.S. Employer Identification No.)

1933 Milmont Drive

Milpitas, CA 95035

(408) 240-8300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2005 Equity Incentive Plan

(Full title of the plans)

Thomas K. Barton

Chief Executive Officer

Rackable Systems, Inc.

1933 Milmont Drive

Milpitas, CA 95035

(408) 240-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy J. Moore, Esq.	William P. Garvey, Esq.
Brett D. White, Esq.	General Counsel
COOLEY GODWARD LLP	RACKABLE SYSTEMS, INC.
Five Palo Alto Square	1933 Milmont Drive
3000 El Camino Real	Milpitas, CA 95035
Palo Alto, CA 94306	(408) 240-8300
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,184,841 shares	$38.97	$46,173,253	$4,941

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock on July 5, 2006, as reported on the Nasdaq Global Market (pursuant to Rule 457(c) under the Act).

EXPLANATORY NOTE

This Registration Statement on S-8 is being filed for the purpose of registering an additional 1,184,841 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2005 Equity Incentive Plan.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on June 13, 2005 (File No. 333-125760), which relates to the Registrant’s 2005 Equity Incentive Plan, are incorporated herein by reference.

EXHIBITS

Exhibit Number
4.1	Reference is made to the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. (1)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

99.1	2005 Equity Incentive Plan. (2)

(1)	With respect to the Amended and Restated Certificate of Incorporation, filed as the like-described exhibit to Rackable Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission and incorporated herein by reference. With respect to the Amended and Restated Bylaws, see note 2 below.
(2)	Filed as the like-described exhibit to Rackable Systems, Inc.’s Registration Statement on Form S-1, as amended (333-122576), originally filed with the Securities and Exchange Commission on February 4, 2005, and incorporated herein by reference.

UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 10th day of July, 2006.

RACKABLE SYSTEMS, INC.

By:	/s/ Madhu Ranganathan
Madhu Ranganathan
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd R. Ford and Thomas K. Barton, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas K. Barton THOMAS K. BARTON	Chief Executive Officer (principal executive officer)	July 10, 2006

/s/ Madhu Ranganathan MADHU RANGANATHAN	Chief Financial Officer (principal financial and accounting officer)	July 10, 2006

/S/ Gary A. Griffiths GARY A. GRIFFITHS	Director	June 26, 2006

HAGI SCHWARTZ	Director	, 2006

MICHAEL J. MAULICK	Director	, 2006

/s/ Ronald Verdoorn RONALD VERDOORN	Director	June 30, 2006

EXHIBIT INDEX

Exhibit Number
4.1	Reference is made to the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. (1)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

99.1	2005 Equity Incentive Plan. (2)

(1)	With respect to the Amended and Restated Certificate of Incorporation, filed as the like-described exhibit to Rackable Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission and incorporated herein by reference. With respect to the Amended and Restated Bylaws, see note 2 below.
(2)	Filed as the like-described exhibit to Rackable Systems, Inc.’s Registration Statement on Form S-1, as amended (333-122576), originally filed with the Securities and Exchange Commission on February 4, 2005, and incorporated herein by reference.